EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports a 67% Increase in EPS to $1.17 in 2015

GREENSBORO, N.C., Jan. 29, 2016 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (NASDAQ:CLBH) today reported 2015 annual and fourth quarter results with highlights as follows:

2015 and 4th Quarter Financial Highlights

  Nonperforming assets declined to $7.7 million, or 1.10% of assets, at December 31, 2015 compared to $14.0 million, or 2.0% of assets, at September 30, 2015.
  Average non-interest bearing demand deposits increased 25.1% in 2015 from 2014.
  Net income available to common shareholders increased to $5.4 million in 2015 from $2.4 million in 2014. Diluted net income per common share increased to $1.17 in 2015 from $0.70 in 2014.
  Net income available to common shareholders decreased 3.4% to $1,036,000 in the fourth quarter of 2015 from $1,072,000 in the fourth quarter of 2014.
  Assets increased 3.2% in 2015 to $700.8 million at December 31, 2015.
  The number of common shares outstanding increased to 5,021,330 at December 31, 2015 from 3,434,680 at December 31, 2014, primarily due to convertible preferred stock issued on March 31, 2015 which was converted into 1,550,000 shares of common stock on May 22, 2015.
  The Mortgage Division realized net income of $1,550,000 in 2015 compared to a loss of $702,000 in 2014.  The Mortgage Division had a net loss of $100,000 in the fourth quarter of 2015 compared to net income of $76,000 in the fourth quarter of 2014.

Robert T. Braswell, President and CEO, commented, “I am pleased to report that our asset quality improved substantially in the fourth quarter with a reduction of 45% in our nonperforming assets. We realized higher net proceeds than previously estimated on the payoff of nonperforming loans which resulted in a reduction in our provision for loan losses in the fourth quarter. With the improvement in asset quality, we are increasing our efforts at growing the loan portfolio and reducing professional costs related to nonperforming assets.”

“We continue to build value for shareholders with our emphasis on increasing non-interest bearing demand deposits as average balances in 2015 increased over 25% from average balances in 2014. While we are pleased with the performance of our mortgage division in 2015, which realized net income of over $1.5 million, our fourth quarter results in the mortgage division were less than expected due to regulatory changes and declining originations. We have recently taken steps to improve internal processes in the mortgage division to allow us to effectively manage future growth,” said Braswell.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, one in Burlington, and two in Winston-Salem. Our Greensboro Friendly Center branch closed on July 31, 2015 due to an expiring lease in late 2015. Our second full-service office in Winston-Salem, opened in August of 2015. Residential mortgage loan production offices are located in Burlington, Chapel Hill, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company’s stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company’s web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	December 31,
	2015	2014
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$6,559	$7,942
Interest-bearing deposits with banks	69,233	38,232
Bank term deposits	16,604	14,106
Securities available-for-sale, at fair value	47,360	51,200
Securities held-to-maturity (fair values of $15,226 in 2015 and $15,945 in 2014)	14,954	15,644
Loans held for sale	39,583	39,780
Loans	465,804	472,189
Less allowance for loan losses	(5,872)	(6,520)
Net loans	459,932	465,669
Premises and equipment, net	19,007	18,311
Other real estate owned	4,592	5,610
Bank-owned life insurance	11,843	11,483
Other assets	11,131	11,286
Total assets	$700,798	$679,263

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$125,189	$106,163
NOW, money market and savings	349,815	344,919
Time	132,303	143,816
Total deposits	607,307	594,898

Advances from the Federal Home Loan Bank	2,681	2,785
Securities sold under agreements to repurchase	47	176
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	10,014	9,139
Total liabilities	639,659	626,608

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares;
issued and outstanding 10,994 shares	-	10,994
Common stock, $1 par value; authorized 20,000,000 shares;
issued and outstanding 5,021,330 in 2015 and 3,434,680 in 2014	5,021	3,435
Additional paid-in capital	29,234	16,339
Retained earnings	26,174	20,748
Stock in directors' rabbi trust	(1,831)	(1,465)
Directors' deferred fees obligation	1,831	1,465
Accumulated other comprehensive income	710	1,139
Total stockholders’ equity	61,139	52,655
Total liabilities and stockholders’ equity	$700,798	$679,263

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Years Ended
	Ended December 31,		December 31,
	2015	2014	2015	2014

	(in thousands, except per share data)
Interest income
Loans	$6,235	$6,417	$24,314	$24,168
Investment securities, taxable	325	331	1,310	1,547
Investment securities, non taxable	116	123	479	532
Interest from deposits in banks	84	51	267	201
Total interest income	6,760	6,922	26,370	26,448

Interest expense
NOW, money market, savings	240	241	953	957
Time deposits	266	372	1,142	1,593
Other borrowed funds	173	145	630	641
Total interest expense	679	758	2,725	3,191

Net interest income	6,081	6,164	23,645	23,257
Provision for (recovery of) loan losses	(200)	50	1,085	1,436
Net interest income after provision for loan losses	6,281	6,114	22,560	21,821
Non-interest income
Service charges	313	329	1,232	1,269
Mortgage banking income	2,206	2,370	12,054	7,771
Gain on sale of investment securities available-for-sale	-	18	27	274
Other	72	4	330	99
Total non-interest income	2,591	2,721	13,643	9,413

Non-interest expense
Salaries and benefits	4,351	4,578	17,784	16,951
Occupancy and equipment	787	749	3,105	3,070
Foreclosed property expense	226	96	317	270
Professional fees	761	374	2,138	1,781
Outside data processing	270	290	1,079	1,090
FDIC insurance	105	135	498	534
Advertising and promotion	354	222	932	938
Stationery, printing and supplies	135	134	582	560
Other	287	550	1,499	1,810
Total non-interest expense	7,276	7,128	27,934	27,004

Income before income taxes	1,596	1,707	8,269	4,230
Income tax expense	560	388	2,502	884
Net income	1,036	1,319	5,767	3,346
Dividends and accretion on preferred stock	-	247	341	933
Net income available to common stockholders	$1,036	$1,072	$5,426	$2,413
Net income per common share
Basic	$0.21	$0.31	$1.24	$0.70
Diluted	$0.21	$0.31	$1.17	$0.70

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Fourth Quarter 2015
(unaudited)
	Quarterly					Years Ended
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
($ in thousands except for share data)	2015	2015	2015	2015	2014	2015	2014

EARNINGS
Net interest income	$6,081	5,889	5,865	5,810	6,164	23,645	23,257
Provision for loan losses	$(200)	450	535	300	50	1,085	1,436
NonInterest income	$2,591	3,641	4,128	3,283	2,721	13,643	9,413
NonInterest expense	$7,276	7,015	7,101	6,542	7,128	27,934	27,004
Net income	$1,036	1,436	1,666	1,629	1,319	5,767	3,346
Net income available to common stockholders	$1,036	1,436	1,572	1,382	1,072	5,426	2,413
Basic earnings per common share	$0.21	0.29	0.38	0.40	0.31	1.24	0.70
Diluted earnings per common share	$0.21	0.29	0.32	0.40	0.31	1.17	0.70
Average common shares outstanding	5,008,301	4,990,163	4,099,303	3,434,680	3,434,680	4,389,086	3,431,385
Average diluted common shares outstanding	5,019,056	5,000,352	4,988,938	3,451,902	3,434,680	4,620,411	3,433,603

PERFORMANCE RATIOS
Return on average assets *	0.59%	0.83%	0.96%	0.97%	0.78%	0.84%	0.50%
Return on average common equity ** *	6.79%	9.59%	11.38%	13.24%	10.36%	9.96%	6.05%
Net interest margin (fully-tax equivalent) *	3.79%	3.74%	3.65%	3.75%	3.95%	3.73%	3.80%
Efficiency ratio	83.05%	72.94%	70.38%	71.21%	79.39%	74.18%	81.78%
Efficiency ratio (excluding mortgage division)	75.06%	73.29%	69.79%	68.63%	73.94%	71.72%	71.73%
# full-time equivalent employees - period end	192	190	192	191	189	192	189

CAPITAL
Equity to period-end assets	8.72%	8.72%	8.55%	9.60%	7.75%	8.72%	7.75%
Common tangible equity to assets	8.72%	8.72%	8.55%	6.07%	6.13%	8.72%	6.13%
Tier 1 leverage capital ratio - Bank	9.71%	9.65%	9.24%	9.20%	9.11%	9.71%	9.11%
Tier 1 risk-based capital ratio - Bank	12.09%	11.66%	11.23%	11.25%	11.42%	12.09%	11.42%
Total risk-based capital ratio - Bank	13.81%	13.90%	13.21%	13.50%	13.67%	13.81%	13.67%
Book value per common share	$12.18	12.04	11.72	11.48	12.13	12.18	12.13

ASSET QUALITY
Net loan charge-offs (recoveries)	$1,495	(1,321)	1,694	(134)	76	1,733	2,579
Net charge-offs (recoveries) to average loans *	1.29%	-1.15%	1.45%	-0.11%	0.06%	0.37%	0.56%
Allowance for loan losses	$5,872	7,567	5,795	6,954	6,520	5,872	6,520
Allowance for loan losses to loans held invst.	1.26%	1.62%	1.26%	1.49%	1.38%	1.26%	1.38%
Nonperforming loans	$3,110	8,964	11,716	6,362	6,458	3,110	6,458
Performing restructured loans	$9,687	9,317	9,450	9,548	9,774	9,687	9,774
Other real estate owned	$4,592	5,073	5,352	5,116	5,610	4,592	5,610
Nonperforming loans to loans held for investment	0.67%	1.92%	2.54%	1.36%	1.37%	0.67%	1.37%
Nonperforming assets to total assets	1.10%	2.04%	2.50%	1.62%	1.78%	1.10%	1.78%

END OF PERIOD BALANCES
Total assets	$700,798	688,974	683,685	710,672	679,263	700,798	679,263
Total loans held for investment	$465,804	465,889	461,000	467,232	472,189	465,804	472,189
Total deposits	$607,307	596,489	592,719	609,417	594,898	607,307	594,898
Stockholders' equity	$61,139	60,098	58,460	68,238	52,655	61,139	52,655

AVERAGE BALANCES
Total assets	$692,522	684,917	699,101	682,777	675,159	689,842	664,812
Total earning assets	$646,158	633,304	654,317	638,368	629,331	643,031	620,996
Total loans held for investment	$463,285	459,538	465,914	472,073	475,106	465,163	462,870
Total non interest-bearing demand deposits	$125,279	119,074	118,577	110,318	104,241	118,355	94,618
Common stockholders' equity	$60,522	59,384	55,414	42,341	41,065	54,479	39,904

* annualized for all periods presented
**return on average common equity is computed using net income available to common stockholders

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Carolina Bank Holdings, Inc.
T. Allen Liles, EVP and CFO
Telephone: 336-286-8746
Email: a.liles@carolinabank.com